Exhibit 5

December 5, 2013

Old National Bancorp

One Main Street

Evansville, Indiana 47708

Ladies and Gentlemen:

We are acting as counsel to Old National Bancorp, an Indiana corporation (the “Company”), in connection with the Company’s registration with the Securities and Exchange Commission of shares of the Company’s Common Stock, no par value (the “Common Stock”), to be issued by the Company in connection with the merger of Tower Financial Corporation with and into the Company. The Common Stock is the subject of a Registration Statement (the “Registration Statement”) filed by the Company on Form S-4 under the Securities Act of 1933, as amended.

We have examined photostatic copies of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

Based upon and subject to the foregoing, it is our opinion that the Common Stock has been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act of 1933 and such state “blue sky” or securities laws as may be applicable have been complied with and (b) the shares of Common Stock to be issued by the Company have been issued and delivered in connection with the merger as described in the Registration Statement, such shares of Common Stock will be legally issued, fully paid, and non-assessable.

This opinion is limited to the laws of the United States and the State of Indiana.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 filed under the Securities Act of 1933 relating to the Common Stock. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Krieg DeVault LLP
Krieg DeVault LLP